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                            ARTICLES OF INCORPORATION

                                       OF

                      S-E-B LIFE INSURANCE COMPANY (U.S.A.)


         We, the undersigned, having associated ourselves together for the purpose of forming a corporation under the laws of the State of Arizona, hereby adopt the following Articles of Incorporation:

                                    ARTICLE I
                                    ---------

         The name of the corporation shall be S-E-B Life Insurance Company (U.S.A.).

                                   ARTICLE II
                                   ----------

         The existence of the corporation shall be perpetual.

                                   ARTICLE III
                                   -----------

         The purpose for which this corporation is organized is the transaction of any and all lawful business for which insurance corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time, and specifically, but not in limitation thereof, transacting life insurance and annuities including variable life insurance and variable annuities, as defined under Arizona Revised Statutes, Section 20-254, 20-254.01, 20-2631 et seq. and 20-2601 et seq. respectively, together with such other kinds of insurance as the corporation may from time to time be authorized to transact, and to act as a reinsurer of business for which it is duly authorized.

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                                   ARTICLE IV
                                   ----------

         The authorized capital stock of the corporation shall be $10,000,000, and shall consist of 10,000 shares of common stock having a par value of $1,000 per share, any part of which shall be issued at such times and in such manner as the Board of Directors may designate and as may be permitted by law. Each share of the capital stock shall be fully paid for before being issued.

                                    ARTICLE V
                                    ---------

         The affairs of the corporation shall be conducted by a Board of Directors consisting of not less than five (5) nor more than fifteen (15) directors as fixed by the Bylaws, and such officers as the said directors may at any time elect or appoint. No officer or director need be a shareholder of this corporation.

         Five (5) directors shall constitute the initial Board of Directors. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify, and of the persons who are to serve as officers until the first meeting of the directors or until their successors are elected and qualify, are:

         Anders Mossberg, Director, President and Treasurer
         S-E-Banken Forsakring
         Box 7294
         S-10390 Stockholm, Sweden

         Per Jacobson, Director, Vice President and Secretary
         S-E-Banken Forsakring
         Box 7294
         S-10390 Stockholm, Sweden

         Bjorn Backelin, Director
         S-E-Banken Forsakring
         Box 7294
         S-10390 Stockholm, Sweden

         Ragnar Mossberg, Director
         2695 Country Club Road North
         Winterhaven, Florida  33881

         Magnus Andren, Director
         712 Fifth Avenue
         New York, New York  10019

         The directors shall have the power to adopt, amend, alter and repeal the Bylaws, to manage the corporate affairs and make all rules and regulations expedient for the

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management of the affairs of the corporation, to remove any officer and to fill all vacancies occurring in the Board of Directors and offices for any cause, and to appoint from their own number an executive committee and other committees and vest said committees with all the powers permitted by the Bylaws.

                                   ARTICLE VI
                                   ----------

         Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee, or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Indemnification shall be made by the corporation whether the legal action brought or threatened is by or in the right of the corporation or by any other person.

         Whenever any existing or former director, officer, employee, or agent shall report to the President of the corporation or the Chairman of the Board that he or she has incurred or may incur expenses, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee, or agent of the corporation, the Board of Directors shall, at its next regular or at a special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. If the Board of Directors determines in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein; provided, however, that no such indemnification shall be available with respect to liabilities under the Securities Act of 1933; and provided further, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

         This section shall apply to any liability of any spouse of any person to whom this section is applicable if the liability of said spouse is based on the conduct of the person covered by this action.

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                                   ARTICLE VII
                                   -----------

         The annual meeting of the stockholders of the corporation shall be held at the principal office of the corporation, or at such other place as shall be set forth in the notice of meeting, on the first Tuesday in April of each year, or on such other date as the Board of Directors or the President may determine, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting.

                                  ARTICLE VIII
                                  ------------

         The principal place of business of the corporation shall be located in the City of Phoenix, Maricopa County, Arizona, but it may have other places of business and transact business, and its Board of Directors or shareholders may meet for the transaction of business, at such other place or places within or without the State of Arizona which its Board of Directors may designate.

                                   ARTICLE IX
                                   ----------

         The fiscal year of the corporation shall be the calendar year.

                                    ARTICLE X
                                    ---------

         In no event shall the corporation incur indebtedness in excess of the amount authorized by law.

                                   ARTICLE XI
                                   ----------

         The shares of stock of the corporation, when issued, shall be non-assessable, except to the extent required by the Constitution, specifically, but not in limitation thereof, as provided by Article 14, Section 11 of the Constitution of the State of Arizona and the laws of the State of Arizona.

                                   ARTICLE XII
                                   -----------

The private property of the shareholders, directors and officers of the corporation shall be forever exempt from debts and obligations of the corporation.

                                  ARTICLE XIII
                                  ------------

         The Bylaws of the corporation may be repealed, altered amended, or substitute Bylaws may be adopted, by the directors or the shareholders, in accordance with the provisions contained in said Bylaws.

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                                   ARTICLE XIV
                                   -----------

         J. Michael Low of 2999 North 44th Street, Suite 250, Phoenix, Arizona 85018 having been a bona fide resident of Arizona for at least three (3) years, is hereby appointed the statutory agent of this corporation in the State of Arizona, upon whom notices and processes, including service of summons, may be served, and which, when so served shall have lawful personal service on the corporation. The Board of Directors may revoke this appointment at any time, and shall fill the vacancy in such position whenever one exists.

                                   ARTICLE XV
                                   ----------

         The incorporators of the corporation are:

         J. Michael Low
         2999 North 44th Street, Suite 250
         Phoenix, Arizona  85018

         S. David Childers
         2999 North 44th Street, Suite 250
         Phoenix, Arizona  85018

         Steven R. Henry
         2999 North 44th Street, Suite 250
         Phoenix, Arizona  85018

         Carrie M. McDonald
         2999 North 44th Street, Suite 250
         Phoenix, Arizona  85018

         Kathy A. Steadman
         2999 North 44th Street, Suite 250
         Phoenix, Arizona  85108

All individual incorporators are eighteen (18) years of age or older.

         All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

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         IN WITNESS WHEREOF, we hereunto affix our signatures as of the ___ day of September, 1996.


----------------------------        -----------------------------
      J. Michael Low                        S. David Childers


----------------------------        -----------------------------
      Steven R. Henry                       Carrie M. McDonald


----------------------------
      Kathy A. Steadman

Subscribed, sworn to and acknowledged before me this _______ day of September, 1996.

                                                   -------------------------
     Notary Public
My Commission Expires:

-------------------------

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                         APPOINTMENT OF STATUTORY AGENT


         I, J. Michael Low, being a resident of the State of Arizona for at least three (3) years preceding this appointment, do hereby accept appointment as Statutory Agent for S-E-B Life Insurance Company (U.S.A.) in accordance with the Arizona Revised Statutes until appointment of a successor Statutory Agent and removal.

         DATED, this ___ day of September, 1996.




                                                 ------------------------------
                                                           J. Michael Low, Esq.
                                                           Low & Childers, P.C.
                                                         2999 North 44th Street
                                                                      Suite 250
                                                        Phoenix, Arizona  85018